Exhibit 3.3

COMPANIES ACT

(Nova Scotia)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

1680027 NOVA SCOTIA LIMITED

1. In these Articles unless there be something in the subject or context inconsistent therewith:

“Act” means the Companies Act (Nova Scotia) as amended;

“Company” means the Company named above;

“Directors” or “Board” means the directors of the Company for the time being;

“Dividend” includes bonus;

“Member” and “Shareholder” are used interchangeably;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Proxyholder” includes an alternate proxyholder;

“Register” means the register of members to be kept pursuant to Section 42 of the Act;

“Registrar” means the Registrar of Joint Stock Companies for the time being;

“Reporting Company” and “Reporting Issuer” have the meanings given to them respectively by the Act;

“Secretary” includes any person appointed to perform the duties of Secretary temporarily;

“Special Resolution” has the meaning assigned by Section 87 of the Act;

“These Presents” and “These Articles” includes these articles of association and any modification or alteration thereof for the time being in force;

“Written” and “In Writing” mean and include words printed, lithographed, represented or reproduced in any mode in a visible form;

Words importing the singular number only, include the plural number and vice versa;

Words importing the masculine gender only, include the feminine gender;

Words importing persons include corporations.

2. The regulations contained in Table “A” in the first schedule to the Act shall not apply to the Company.

3. The directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements from time to time made by or with the promoters of the Company by or on behalf of the Company with full power nevertheless from time to time to agree to any modification of the terms of such agreement or agreements either before or after execution thereof.

4. The directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

5. The business of the Company may be commenced as soon after incorporation as the directors may think fit, and notwithstanding that part only of the shares may have been allotted.

SHARES

6. Subject to the provisions of the agreement or agreements mentioned in Clause 3 hereof, the shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and either at a premium or at par and at such times as the directors may think fit and with full power to give to any person the call of any shares either at par or at a premium during such time and for such consideration as the directors think fit.

7. The directors may pay on behalf of the Company a reasonable commission to any person in consideration of his subscribing or agreeing to subscribe, (whether absolutely or conditionally), for any shares in the Company, or his procuring or agreeing to procure subscriptions for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

8. The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

9. If, by the conditions of allotment of any shares, the whole or part of the amount or issue price thereof is payable by installments every such installment shall, when due, be paid to the Company by the person who, for the time being, and from time to time shall be registered holder of the share, or his legal personal representative.

10. Shares may be registered in the names of any number of persons not exceeding three as joint holders thereof.

11. The joint holders of a share shall be severally, as well as jointly, liable for the payment of all installments and calls due in respect to such share.

12. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

13. Certificates of title to shares shall be signed by the President or Vice-President or a director and either the Secretary or an Assistant Secretary or by such other person as the directors may authorize. The signature of the President or Vice-President may be engraved, lithographed or printed upon the certificates or any one or more of them, and any certificates bearing such engraved, lithographed or printed signature of the President or Vice-President, when signed by the Secretary or an Assistant Secretary or by such other persons as the directors may authorize, shall be valid and binding upon the Company.

14. Every member shall be entitled to one certificate for all his shares, or to several certificates each for one or more of such shares.

15. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the register.

16. If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate is lost or destroyed, then upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the person entitled to such lost or destroyed certificate.

17. The sum of One Dollar, or such sum as the directors determine, shall be paid to the Company for every certificate, issued in respect of any share or shares, except the first.

18. The directors may cause to be kept in any place or places either in or outside of Nova Scotia, one or more branch registers of members.

CALLS

19. The directors may from time to time make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the person, and at the times and places appointed by the directors. A call may be made payable by installments.

20. A call shall be deemed to have been made at the time when the resolution of the directors authorizing such call was passed.

21. At least fourteen days’ notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

22. If the sum payable in respect of any call or installment is not paid on or before the day appointed for payment thereof the person from whom the sum is due shall pay interest for the same at the rate of ten per centum per annum from the day appointed for the payment thereof up to the time of the actual payment.

23. On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered on the register as the holder, or one of the holders, of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued in pursuance of these articles and it shall not be necessary to prove the appointment of the directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

24. The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys due upon the shares held by him beyond the sums actually called for and upon the moneys so paid or satisfied in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate as the member paying such sum in advance and the directors agree upon, or the directors may agree with such member that a member may participate in profits upon the amounts so paid or satisfied in advance.

FORFEITURE OF SHARES

25. If any member fails to pay any call or installment on or before the day appointed for the payment of the same, the directors may at any time thereafter, during such time as the call or installment remains unpaid, serve a notice on such member requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

26. The notice shall name a day (not being less than fourteen days after the date of the notice) and a place on and at which such call or installment and such interest and expenses are to be paid. The notice shall also state that in the event of nonpayment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

27. If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or installments, interest and expenses, due in respect thereof, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

28. When any share has been so forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof shall forthwith be made in the register.

29. Any share so forfeited shall be deemed to be the property of the Company, and the directors may sell, re-allot or otherwise dispose of the same in such manner as they think fit.

30. The directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

31. Any member whose shares have been forfeited shall, notwithstanding be liable to pay, and shall forthwith pay to the Company all calls, installments, interest and expenses, owing upon, or in respect of such shares at the time of the forfeiture, together with interest thereon, at the rate of ten per centum per annum, from the time of forfeiture until payment, and the directors may enforce the payment thereof if they think fit, but shall be under no obligation to do so.

32. A certificate in writing, under the hands of two of the directors and countersigned by the Secretary that a share has been duly forfeited in pursuance of these articles, and stating the time when it was forfeited, shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the share but for such forfeiture; and such certificate, together with the receipt of the Company for the price of such share, shall constitute as a good title to such share.

LIEN ON SHARES

33. The Company shall have a first and paramount lien upon all shares (other than fully paid up shares) registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the condition that Article 12 of these articles is to have full effect. And such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares.

34. For the purpose of enforcing such lien, the directors may sell the shares subject thereto in such manner as they think fit; but no sale shall be made until such period mentioned as aforesaid shall have arrived, and until notice in writing of the intention to sell has been given to such member, his executors or administrators and default shall have been made by him or them in the payment, fulfillment or discharge of such debts, liabilities or engagements for seven days after such notice.

35. The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards the satisfaction of such debts, liabilities or engagement and the residue, if any, paid to such member of his executors, administrators or assigns.

VALIDITY OF SALES

36. Upon any sale, after forfeiture or for enforcing a lien, in purported exercise of the powers given by these articles, the directors may cause the purchaser’s name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

37. The instrument of transfer of any share in the Company shall be signed by the transferor and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof, and shall be entitled to receive any dividend declared thereon before the registration of transfer.

38. The instrument of transfer of any share shall be in writing in the following form, or as near thereto as circumstances will permit:

For value received                      hereby, sell, assign and transfer unto                      Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      attorney to transfer the said stock on the books of the within named Corporation with the full power of substitution in the premises,

Dated the          day of                 , 19

WITNESS:

39. The directors may decline to register any transfer of shares upon which the Company has a lien, and in the case of shares not fully paid up may decline to register any transfer to a transferee of whom they do not approve, without assigning any reason therefor.

40. Every instrument of transfer shall be left at the office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

41. A fee not exceeding One Dollar may be charged for each transfer and shall, if required by the directors, be paid before the registration thereof.

42. Every instrument of transfer shall, after the registration thereof, remain in the custody of the Company, but any instrument of transfer which the directors decline to register shall be returned to the person depositing the same.

43. The transfer books and register of members may be closed during such time as the directors think fit, not exceeding in the whole thirty days in each year, notice of which closed time shall be given by advertisement in a newspaper circulating in the district in which the registered office is situate.

44. Notwithstanding anything in these Articles, if the Company has only one member (not being one of several joint holders) and that member dies, the executors or administrators of the deceased member shall be entitled to register themselves in the register of members as the holders of such deceased member’s shares whereupon they shall have all the rights given by these Articles and by law to members.

TRANSMISSION OF SHARES

45. The Executors or administrators of a deceased sole holder of a share shall be the only persons recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, the share.

46. Any person becoming entitled to a share in consequence of the death or bankruptcy of any member, or in any other way than by allotment or transfer, upon producing such evidence of his being entitled to act in the capacity claimed, or of his title, as the directors think sufficient, may, with the consent of the directors (which they shall not be under any obligation to give) be registered as a member in respect of such shares or may, without being registered, transfer such shares subject to the provisions of these articles respecting the transfer of shares. This clause is hereinafter referred to as “the transmission clause”.

SHARE WARRANTS

47. The Company, with respect to fully paid-up shares, may issue warrants (hereinafter called “Share Warrants”) stating that the bearer is entitled to the shares therein specified and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in such warrants.

48. The directors may determine, and from time to time vary, the conditions upon which share warrants shall be issued, and, in particular the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed; or upon which the bearer of a share warrant shall be entitled to attend and vote at general meetings, or upon which a share warrant may be surrendered and the name of the bearer entered in the register in respect of the shares therein specified. Subject to such conditions, and to these presents, the bearer of a share warrant shall be a member to the full extent. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant.

INCREASE AND REDUCTION OF CAPITAL

49. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company in general meeting may, from time to time, increase the capital by the creation or issue of new shares of such amount as it thinks expedient.

50. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the new shares may be issued upon such terms and conditions, and with such rights and privileges annexed thereto, as the general meeting resolving upon the creation thereof, shall direct; and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company, and with a special, or without any right of voting.

51. The Company in general meeting may, before the issue of any new shares, determine that the same, or any of them shall be offered in the first instance to all the then members or to the members of any class, in proportion to the amount of the capital held by them or make any other provisions as to the issue and allotment of the new shares; but in default of any such determination, or so far as the same shall not extend, the new shares may be dealt with as if they formed part of the shares in the original capital.

52. Except so far as otherwise provided by the conditions of issue, or by these articles, any capital raised by the creation of new shares, shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to the payment of calls and installments, transfer and transmission, forfeiture, lien and otherwise.

53. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company may, from time to time, by special resolution, reduce its share capital and any capital redemption reserve fund in any way, and having done so shall in accordance with the Act seek an order of the Court confirming such reduction.

54. To the intent that the operation of Section 12(1) of the Third Schedule to the Act be restricted, it is hereby declared that any class of shares or any series of shares affected by the matter in a manner different from other shares of the same class shall not carry the right to vote separately as a class or series upon any amendment to the memorandum or articles of this Company of the kind referred to in clauses (a), (b) or (e) of subsection (2) of Section 2 of the Third Schedule to the Act.

ALTERATION OF CAPITAL

55. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon,

(a) The Company may from time to time in general meeting consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) The Company may from time to time in general meeting convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(c) The Company may from time to time by special resolution subdivide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association so, however, that in the sub-division the proportion between the amount paid and the amount if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The special resolution whereby any share is subdivided may determine that, as between the holders of the shares, resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting, or otherwise, over, or as compared with, the others or other;

(d) The Company may from time to time in general meeting exchange shares of one denomination for another.

(e) The Company may from time to time in general meeting cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

(f) The Company may from time to time by special resolution convert any part of its issued or unissued share capital into preference shares redeemable or purchasable by the Company in the manner provided in the Act.

(g) The Company may from time to time by special resolution provide for the issue of shares without any nominal or par value.

(h) The Company may from time to time by special resolution, except in the case of preferred shares, convert all or any of its previously authorized unissued or issued and fully paid-up shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability on any of its shares so converted. Provided however that the power to reduce its liability on any of its shares so converted where it results in a reduction of capital may only be exercised subject to confirmation by the Court as provided by the Act.

(i) The Company may from time to time by special resolution, convert all or any of its previously authorized unissued or issued and fully paid-up shares, without nominal or par value, into the same or a different number of shares with nominal or par value. For such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value issued before the conversion.

56. Subject to the provisions of the Act as from time to time in force, the Company may redeem or purchase any Common Shares and may redeem or purchase any Preference Shares that by the provisions from time to time attaching thereto may be redeemed or purchased by the Company. The directors, subject to the provisions and conditions attaching from time to time to such Preference Shares, may determine the manner in which and the terms on which such Preference Shares may be redeemed or purchased. The directors may from time to time provide for a sinking fund for the redemption or purchase of Preference Shares of any class or series on such terms as the directors determine.

INTEREST ON SHARE CAPITAL

57. The Company may pay interest at a rate not exceeding ten per centum per annum on share capital issued for the construction and other purposes mentioned in the Act, subject to the conditions and restrictions therein mentioned.

CLASSES OF SHARES

58. Subject to the rights, if any, of the holders of shares of any class or series of shares entitled to vote separately as a class or series thereon, and subject to the provisions of the Company’s Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine. Any preference shares may with the sanction of a Special Resolution of the Company be issued on the terms that they are, at the option of the Company, liable to be redeemed or purchased by the Company.

MODIFICATION OF RIGHTS OF SHAREHOLDERS

59. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, if at any time the share capital of the Company, by reason of the issue of preference shares or otherwise, is divided into different classes of shares, in pursuance of the provisions of the next preceding article or otherwise, all or any of the rights and privileges attached to any such class may be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by the holders of at least three-fourths in number of the issued shares of the class or by a resolution passed and confirmed by the same majority and in the same manner as a special resolution at extraordinary general meetings of the holders of shares of that class, and all the provisions hereinafter contained as to general meetings shall, mutatis mutandis, apply to every such meeting, but so that the quorum thereof shall be members holding, or representing by proxy one-fifth in number of the issued shares of the class. This clause is not by implication to curtail the power of modification which the Company would have if this clause were omitted.

BORROWING POWERS

60. The directors on behalf of the Company may from time to time in their discretion:

(a)	Raise or borrow money for the purposes of the Company or any of them;

(b)

Secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or debentures stock of the Company secured by mortgage or otherwise or charged upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

Provided that the power to execute mortgages of the Company’s real or personal property and the power to issue bonds or debentures or debenture stock secured by mortgage or otherwise shall not be exercised by the directors except with the sanction of a special resolution of the Company previously passed and (where confirmation is necessary) confirmed in general meeting;

(c)	Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid;

(d)	Pledge debentures as security for loans.

61. Bonds, debentures, debenture stock and other securities may be made assignable, free from any equities between the Company and the person to whom the same may be issued.

62. Any bonds, debentures, debenture stock, and other securities may be issued at a discount, premium, or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors, and otherwise.

RECORD DATES

63. (1) For the purpose of determining

(a)	shareholders entitled to receive payment of a dividend, or

(b)	who is a shareholder for any other purpose except the right to receive notice of, or to vote at, a meeting,

the directors may fix in advance a date as the record date for the determination of shareholders, but for the record date so fixed shall not precede by more than fifty days the particular action to be taken.

(2) For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for the determination of shareholders, but the record date so fixed shall not precede the date on which the meeting is to be held by more than fifty days or less than twenty-one days.

(3) If no record date is fixed pursuant to subsection (1) or (2),

(a)	the record date for the determination of shareholders for any purpose, other than to establish a shareholder’s right to receive notice of, or to vote at, a meeting, is the day on which the directors pass the resolution relating to the particular purpose; and

(b)	the record date for the determination of shareholders entitled to receive notice of, or to vote at, a meeting of shareholders is

(i)	the day immediately preceding the day on which the notice is given, or

(ii)	if no notice is given, the day on which the meeting is held.

(4) Subject to subsection (5), where a record date is fixed for a Company, notice thereof shall, not less than seven days before the record date, be given

(a)	by advertisement in a newspaper in general circulation in the place where the head office of the Company is situated and in each place in Canada where the Company has a transfer agent or where a transfer of Company’s shares may be recorded; and

(b)	by written notice to each stock exchange, if any, in Canada on which the shares of the Company are listed for trading.

(5) Notice of a record date fixed for a company need not be given where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the register of members at the close of business on the date the directors fix the record date.

MEETINGS

64. The first meeting of the Company shall be held within eighteen months from the date of the registration of the memorandum of association of the Company and at such place as the directors may determine.

65. Other general meetings shall be held once at least in every calendar year, at such time and place as may be determined by the directors and not more than fifteen months after the preceding general meeting.

66. The general meetings referred to in the next preceding clause shall be called ordinary general meetings; and all other meetings of the Company shall be called special general meetings.

67. The directors, whenever they think fit, may convene a special general meeting and on the requisition of members of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, the directors shall forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the directors.

68. The requisition must state the objects of the meeting required, and must be signed by the members making the same and shall be deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more of the requisitionists.

69. If the directors do not proceed to cause a meeting to be held, within twenty-one days from the date of the requisition being so deposited, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

70. If at any such meeting a resolution requiring confirmation at another meeting is passed, the directors shall forthwith convene a further special general meeting for the purpose of considering such resolution; and if thought fit, of confirming it as a special resolution; and if the directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting.

71. Any meeting convened under the foregoing provisions by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by directors.

72. At least twenty-one days’ notice of every general meeting specifying the place, day and hour of the meeting, and, in the case of special business, the general nature of such business, shall be sent to the members entitled to be present at such meeting by notice sent by post or otherwise served as hereinafter provided; and, with the consent in writing of all the members entitled to vote at such meeting, a meeting may be convened by shorter notice and in any manner they think fit, or if all the members are present at a meeting, either in person or by proxy, notice of time, place and purpose of the meeting may be waived.

73. Where it is proposed to pass a special resolution, the two meetings may be convened by one and the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the required majority at the first meeting.

74. The accidental omission to give any such notice to any of the members or the non-receipt of any such notice by any of the members shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

75. The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the directors and of the auditors, if any, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

76. (1) Two members (where there is more than one member) personally present or represented by proxy and entitled to vote shall be a quorum for a general meeting. A corporation which is a member of the Company and which has duly appointed a representative under the provisions of the Act who is personally present at the meeting, shall for the purposes of this clause be considered as if personally present thereat.

(2) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon such requisition as aforesaid, shall be dissolved; but in any other case it shall stand adjourned, to the same day, in the next week, at the same time, and place, and if at such adjourned meeting a quorum is not present, those members entitled to vote as aforesaid who are present shall be a quorum, and may transact the business for which the meeting was called.

77. No business shall be transacted at any general meeting unless the quorum requisite be present at the commencement of the business.

78. The Chairman of the Board shall be entitled to take the chair at every general meeting, or if there be no chairman of the Board, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting, the President, or failing him a Vice-President who is a director shall be entitled to take the chair and if none of the Chairman nor the President, nor such a Vice-President shall be present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another director as chairman and if no director is present or if all the directors present decline to take the chair then the members present entitled to vote shall choose one of their number to be chairman.

79. Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes, the chairman shall both on a show of hands and on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

80. At any general meeting a resolution put to the meeting shall be decided by a show of hands, unless a poll is (before or on the declaration of the result of a show of hands) demanded by the chairman or by a member, or by a proxyholder and unless a poll is so demanded a declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

81. If a poll is demanded as aforesaid, it shall be taken in such manner, at such time and place as the chairman of the meeting directs, and either at once, or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same, and such determination made in good faith, shall be final and conclusive.

82. The chairman of a general meeting may, with the consent of the meeting, adjourn the same from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

83. Any poll demanded on the election of a chairman of a meeting or any question of adjournment, shall be taken at the meeting, and without adjournment.

84. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

85. (1) Subject to the Act and the provisions applicable to any shares issued under conditions limiting or excluding the right of holders thereof to vote at general meetings, on a show of hands every member present in person and every proxyholder, subject to Section 85F(2) of the Act, shall have one vote and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

(2) Where a corporation being a member is represented by a proxyholder who is not a member or by representative duly authorized under the Act, such proxyholder or representative shall be entitled to vote for such corporation either on a show of hands or at a poll.

86. Any person entitled under the transmission clause to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight hours at least before the time of holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the directors of his right to transfer such shares, unless the directors shall have previously admitted his right to vote in respect thereof.

87. Where there are joint registered holders of any share any one of such persons may vote at any meeting either personally or by proxy, in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders is present at any meeting, personally or by proxy, that one of the said persons so present, whose name stands first on the register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose sole name any share stands shall for the purposes of this article be deemed joint holders thereof.

88. Votes may be given either personally or by proxy or in the case of a corporation by a representative duly authorized under the Act.

89. (1) A proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation, under its common seal or the hand of its attorney or representative authorized in the manner referred to in Section 86(1)(a) of the Act.

(2) Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

90. A member of unsound mind, in respect of whom an order has been made by any Court of competent jurisdiction, may vote by his guardian or other person in the nature of a guardian appointed by that Court and any such guardian or other person may vote by proxy.

91. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company not less than forty-eight hours excluding Saturdays and holidays before the meeting or adjourned meeting at which it is to be voted unless the directors, by resolution, fix a shorter period of time before which such deposit may occur. Notice of the time before which proxies must be deposited shall be given in the notice calling the meeting. A proxy shall cease to be valid one year after its date.

92. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation, or transfer shall have been received before the meeting, at the registered office of the Company or by the chairman of the meeting before the vote is given.

93. When the Company is not a reporting issuer, every form of proxy, whether for a specific meeting or otherwise shall, as nearly as circumstances will admit, be in the form or to the effect following; or in such other form complying with the regulations made pursuant to the Act as the directors may from time to time determine:

I                     of                     in the County of                     being a member of 1680027 NOVA SCOTIA LIMITED, hereby appoint                      of (or failing him                     of                      or failing him                     of                     ) as my proxy to attend and vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the        day of                      and at any adjournment thereof, or at any meeting of the Company which may be held within months from the date thereof.

[if the proxy solicited by or on behalf of management of the Company, a statement to that effect]

As witness my hand this day of      , 19

Witness                      Shareholder

If the Company becomes a reporting issuer, the directors shall adopt a form of proxy complying with the requirements of the Act as regards reporting issuer proxies.

94. Except to the extent rights are conferred by Section 12(1) of the Third Schedule to the Act, no member shall be entitled to be present or to vote on any question either personally or by proxy or as proxy, for another member, at any general meeting, or upon a poll, or be reckoned in a quorum whilst any call or other sum is due and payable to the Company in respect of any of the shares of such member.

95. Any resolution passed by the directors, notice whereof shall be given to the members in the manner in which notices are hereinafter directed to be given and which shall, within one month after it has been passed, be ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting, but this Article shall not apply to a resolution for winding up the Company, to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by special resolution, or any action which, by virtue of subsection 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.

96. Where the Company has only one member, all business which the Company may transact at annual or special meetings of members shall be transacted in the manner specified in Article 97.

97. (1) A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfied all the requirements of the Act respecting meetings of the shareholders.

(2) A copy of every resolution referred to in subsection (1) shall be kept with the minutes of proceedings of shareholders.

DIRECTORS

98. Unless otherwise determined by general meeting, the number of directors shall not be less than one or more than seven.

99. Notwithstanding anything herein contained, the subscribers to the Memorandum of Association of the Company shall be the first directors of the Company.

100. The directors shall have power at any time and from time to time to appoint any other person as a director either to fill a casual vacancy or as an addition but so that the total number of directors shall not at any time exceed the maximum number, fixed as above, and so that no such appointment shall be effective unless two-thirds of the directors concur therein.

101. A director is not required to hold a share in the Company to qualify as a director.

102. The directors shall be paid out of the funds of the Company by way of remuneration for their service such sums, if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manner as the directors may determine; the directors may also be paid their reasonable travelling and hotel and other expenses incurred in consequence of their attendance at board meetings and otherwise in the execution of their duties as directors.

103. The continuing directors may act notwithstanding any vacancy in their body; but if the number fall below the minimum above fixed the directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

104. A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any Company in which this Company shall be a shareholder or otherwise interested or under any other Company.

105. The office of a director shall ipso facto be vacated:

(a)	If he becomes bankrupt or makes an authorized assignment or suspends payment, or compounds with his creditors, or

(b)	If he is found to be of unsound mind by a Court of competent jurisdiction, or

(c)	If by notice in writing to the Company he resigns his office, or

(d)	If he is removed by resolution of the Company as provided in Article 110 hereof.

106. No director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director shall be in any way interested, either directly or indirectly, be avoided, nor shall any director so contracting or being so interested, be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established; but it is declared that the nature of his interest must be declared by him in the manner required by the Act. No director shall as a director vote in respect of any contract or arrangement in which he is so interested as aforesaid; and if he does so vote his vote shall not be counted, but this prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and such prohibition shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity or to the agreement or agreements referred to in Clause 3 of these articles or to any modification of such agreement or agreements or any agreement or agreements substituted therefor or any matter arising thereout.

ELECTION OF DIRECTORS

107. At every ordinary general meeting all the directors shall retire from office, but shall hold office until the dissolution of the meeting at which their successors are elected. The Company shall at such meeting fill up the vacant offices by electing a like manner of persons to be directors, unless it is determined at such meeting to reduce or increase the number of directors. A retiring director shall be eligible for reelection.

108. If at any ordinary general meeting at which an election of directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

109. The Company in general meeting may from time to time increase or reduce the number of directors, and may determine or alter their qualifications.

110. The Company may, by special resolution, remove any director before the expiration of his period of office and appoint another person who may be qualified or become qualified in his stead; and the person so appointed shall hold office during such time only as the director in whose place he is appointed would have held the same if he had not been removed.

MANAGING DIRECTOR

111. The directors may from time to time, appoint one or more of their body to be managing director or managing directors of the Company, either for a fixed term or without any limitation as to the period for which he is or they are to hold such office, and may, from time to time, remove or dismiss him or them from office and appoint another or others in his or their place or places.

112. A managing director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other directors of the Company, and if he cease to hold the office of director from any cause, he shall, ipso facto, and immediately, cease to be managing director.

113. The remuneration of a managing director shall from time to time be fixed by the directors, and may be by way of salary, or commission, or participation in profits, or by any or all of these modes.

114. The directors may, from time to time, entrust to, and confer upon a managing director for the time being such of the powers exercisable under these articles by the directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers.

THE PRESIDENT AND VICE-PRESIDENT

115. The directors shall elect one of their number to be the President of the Company and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him by the Board from time to time.

116. The directors may also appoint one or more Vice Presidents, and may determine the period for which each of them are to hold office. A Vice-President shall, at the request of the Board and subject to its directions, perform the duties of the President during the absence, illness or incapacity of the President, or during such period as the President may request him so to do.

CHAIRMAN OF THE BOARD

117. The directors may elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

PROCEEDINGS OF DIRECTORS

118. The directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit, and may determine the quorum necessary for the transaction of business, but until otherwise determined two directors shall constitute a quorum, if two or more directors have been appointed.

119. Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors’ meetings, the notices to be given thereof and what meetings may be held without notice. Unless otherwise provided by such arrangements;

(a)	A meeting of directors may be held at the close of every ordinary general meeting of the Company without notice;

(b)	Notice of every other directors’ meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least 48 hours before the meeting is to take place;

(c)	A meeting of directors may be held without formal notice if all the directors are present, or if those absent have signified their assent to such meeting or their consent to the business transacted thereat.

120. A director may, if all the directors of the Company consent, participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

121. The President or any director may at any time, and the secretary, upon the request of the president or a director shall convene a meeting of the directors.

122. Questions arising at any meeting of the directors shall be decided by a majority of votes; the Chairman shall have no second or casting vote. In the case of an equality of votes the question shall be deemed defeated.

123. The Chairman of the Board shall preside at the meeting of the directors. If no Chairman of the Board is elected, or if at any meeting of directors he is not present within five minutes after the time appointed for holding the same, the President shall preside and if the President is not present at the time appointed for holding the meeting, a Vice-President who is a director shall preside and if neither the President nor such a Vice-President is present at any meeting within the time aforesaid, the directors present shall choose some one of their number to be chairman of such meeting.

124. A meeting of the directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the statutes in that behalf or of the regulations of the Company for the time being vested in or exercisable by the directors generally.

125. The directors may delegate any of their powers to committees, consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

126. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the next preceding clause.

127. All acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

128. (1) A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.

(2) A copy of every resolution referred to in subsection (1) shall be kept with the minutes of proceedings of the directors or committee thereof, as the case may be.

129. If any one or more of the directors are called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise, as may be determined by the directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

130. If a resolution authorizes the entering into of an agreement or the performance of any act, that resolution shall be deemed to authorize the execution of such further documents and the doing of such further things as may be necessary or desirable in connection therewith by the persons authorized to act by the resolution.

REGISTERS

131. The directors shall cause a proper register of the members of the Company to be kept in accordance with the provisions of the Act.

132. The directors may cause to be kept in any place outside of Nova Scotia a branch register of members in accordance with the provisions of the Act.

133. The directors shall also cause to be kept a proper register, containing the names and address and occupations of its directors or managers in accordance with the provisions of the Act.

134. The directors shall cause a proper register of the holders of debentures to be kept at the registered office of the Company in accordance with the provisions of the Act.

135. The directors may cause to be kept in any place outside of Nova Scotia a branch register of the holders of debentures in accordance with the provisions of the Act.

MINUTES

136. The directors shall cause minutes to be duly entered in books for that purpose:

(1)	Of all appointments of officers;

(2)	Of the names of the directors present at each meeting of the directors and of any committees of directors;

(3)	Of all orders made by the directors and committees of directors;

(4)	Of all resolutions and proceedings of meetings of the shareholders and of meetings of the directors;

Any such minutes of any meeting of the directors or of any committee, or of the Company if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

POWERS OF DIRECTORS

137. The management of the business of the Company shall be vested in the directors, who, in addition to the powers and authorities by these articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf, and of these articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the directors, which would have been valid if such regulation had not been made.

138. Without restricting the generality of the terms of the last preceding article and without prejudice to the general powers conferred thereby, and the other powers conferred by these articles, it is hereby expressly declared that the directors shall have the following powers, that is to say power from time to time:

(1)	To take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Company;

(2)	To pay the costs, charges and expenses, preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(3)	To purchase, or otherwise acquire, for the Company any property, rights or privileges which the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

(4)	At their discretion to pay for any property, rights, or privileges acquired by, or services rendered to the Company, either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital, or not so charged;

(5)	To secure the fulfillment of any contracts or engagements entered into by the Company, by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they may think fit;

(6)	To appoint, and at their discretion remove or suspend, such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments, and to require security in such instances and to such amounts as they think fit;

(7)	To accept from any member insofar as the law permits, and on such terms and conditions as shall be agreed upon, a surrender of his shares or any part thereof;

(8)	To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company and property belonging to the Company, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees.

(9)	To institute, conduct, defend, compound, or abandon, any legal proceedings by or against the Company, or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Company;

(10)	To refer any claims or demands by or against the Company to arbitration, and observe and perform the awards;

(11)	To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

(12)	To determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company’s behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecation, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents.

(13)	To provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(14)	To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof upon such securities and in such manner as they think fit, and from time to time to vary or realize such investments;

(15)	To execute in the name and on behalf of the Company, in favour of any director or any other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company’s property, present and future, as they think fit, and any such mortgages may contain a power of sale, and such other powers, covenants and provisions as shall be agreed on;

(16)	To give any officer or other person employed by the Company a commission of the profits of any particular business or transaction, or a share in the general profits of the Company, and such commission, or share of profits, shall be treated as part of the working expenses of the Company;

(17)	To set aside out of the profits of the Company before declaring any dividend, such sums as they think proper as a reserve fund to meet contingencies, or to provide for dividends, or for depreciation, or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the Company; and to invest the several sums so set aside upon such investments other than shares of the Company as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part thereof for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company; and that without being bound to keep the same separate from the other assets;

(18)	From time to time to make, vary and repeal by-laws for the regulation of the business of the Company, or of its officers and servants, or the members of the Company, or any section or class thereof;

(19)	To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid; or otherwise for the purposes of the Company;

(20)	To provide for the management of the affairs of the Company in such manner as they shall think fit.

SOLICITORS

139. The Company may employ or retain a solicitor or solicitors, and such solicitors may, at the request of the Board of Directors, or on instructions of the Chairman of the Board, or the President or Managing Director, attend meetings of the directors or shareholders, whether or not he, himself, is a member or director of the Company. If a Solicitor is also a director he may nevertheless charge for services rendered to the Company as a Solicitor.

SECRETARY AND TREASURER

140. There shall be a Secretary of the Company, who shall keep the minutes of shareholders’ and directors meetings and shall perform such other duties as may be assigned to him by the Board. The Board may also appoint a Treasurer of the Company to carry out such duties as the Board may assign.

141. The secretary and treasurer of the Company shall be appointed by the directors. If the directors think fit the same person may hold both offices.

142. If the directors think fit, the same person may hold the offices of President and Secretary.

143. The directors may appoint a temporary substitute for the secretary, who shall, for the purposes of these articles, be deemed to be the secretary.

THE SEAL

144. The directors shall procure a seal for the Company and shall provide for its safe custody. The Seal of the Company shall not be affixed to any instrument, except by the authority of a resolution of the board of directors or of a committee thereof and in the presence of at least one director or the Secretary or such other person as the directors appoint for the purpose; and that one director or secretary or other person as aforesaid shall sign every instrument to which the seal of the Company is so affixed in their presence. For purposes of certification of documents or proceedings the Secretary or any director or officer appointed by the Board may affix the Seal of the Company.

DIVIDENDS

145. The profits of the Company, subject to the provisions of the Memorandum of Association, and of these presents and to the rights of persons, if any, entitled to shares with special rights as to dividends, may be divided among the members in proportion to the amount of capital paid up on the shares held by them respectively. Where capital is paid up in advance of calls upon the footing that the same shall carry interest, such capital shall not whilst carrying interest confer a right to participate in profits.

146. The directors may from time to time declare such dividend upon the shares of the Company as they may deem proper according to the rights of the members and the respective classes thereof, and may determine the date upon which the same shall be payable, and provide that any such dividend shall be payable to the persons registered as the holders of the shares in respect of which the same is declared at the close of business upon such date as the directors may specify, and no transfer of such shares made or registered, after the date so specified, shall pass any right to the dividend so declared.

147. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

148. The declaration of the directors as to the amount of the net profits of the Company shall be conclusive.

149. The directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

150. The directors may deduct from the dividends payable to any member all such sums of money as may be due and payable by him to the Company on account of calls, installments or otherwise, and may apply the same in or towards satisfaction of such sums of money so due and payable.

151. The directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

152. The directors may retain the dividends payable upon shares or stock in respect of which any person is under the transmission clause entitled to become a member, or which any person under that clause is entitled to transfer, until such person has become a member in respect thereof, or has duly transferred such share.

153. The directors, on declaring a dividend, may make a call on the members of such amounts as they may fix, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call. The making of a call under this clause shall be deemed and be business of a directors’ meeting which declares such a dividend.

154. The directors, on declaring a dividend, may resolve that such dividend be paid wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds or debenture stock of any other Company or in any one or more of such ways.

155. The directors may resolve that any moneys, investments, or other assets forming part of the undivided profits of the Company in the hands of the Company and available for dividend, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized and distributed amongst such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalized fund be applied on behalf of such shareholders in paying up in full either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

156. For the purposes of giving effect to any resolution under the two last preceding articles, the directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payment shall be made to any members upon the footing of the value so fixed, or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the directors. Where requisite, a proper memorandum shall be filed in accordance with the Act.

157. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

158. Any one of several persons who is registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

159. Unless otherwise determined by the directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the register, in respect of the joint holding; and every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

160. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

161. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

162. Any meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds, or debenture stock of any other company, or in any one or more of such ways.

ACCOUNTS

163. The directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditures take place, and of all sales and purchases of goods by the Company, and of the assets and credits and liabilities of the Company.

164. The books of account shall be kept at the registered office of the Company or such other place as the directors think fit.

165. The directors shall from time to time, determine whether, and to what extent the accounts and books of the Company, or any of them, shall be open to the inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute, or authorized by the directors, or by a resolution of the Company in general meeting.

166. At the ordinary general meeting in every year the directors shall lay before the Company the financial statements required by the Act, the report of the auditor, if any, to the members and, if the Company is a reporting issuer, the report of the directors.

167. The financial statements shall be approved by the Board and such approval shall be evidenced by the signatures of two directors to the balance sheet or by the director where there is only one.

168. The directors not less than seven days before the date of the ordinary general meeting shall send copies of the financial statements and the report of the auditor, if any, thereon to all members holding voting securities or otherwise entitled to receive notice of the general meeting.

AUDIT

169. Unless in respect of a financial year the Company is exempt from the requirements of the Act regarding the appointment and duties of an auditor, an auditor shall be appointed and his duties regulated in accordance with the Act.

170. Every account of the directors, when audited and approved by a general meeting, shall be conclusive, except as regards an error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

NOTICES

171. A notice may be served by the Company upon any member, either personally or by sending it through the post in a prepaid envelope or wrapper, addressed to such member at his registered place of address.

172. Members who have no registered place of address, shall not be entitled to receive any notice.

173. The holder of a share warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

174. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these articles, shall be sufficiently given if given by advertisement.

175. Any notice given by advertisement shall be advertised twice in a paper published in the place where the registered office of the Company is situated, or if no paper be published there, then in any newspaper published in the City of Halifax, Nova Scotia.

176. All notices shall, with respect to any registered shares to which persons are jointly entitled be given to whichever of such persons is named first in the register, and notice so given shall be sufficient notice to all the holders of such shares.

177. Any notice sent by post shall be deemed to be served on the day following that upon which the letter, envelope or wrapper containing the same is posted, and in proving such service, it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put into the post office with the postage prepaid thereon. A certificate in writing signed by any manager, secretary or other official of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the directors.

178. Every person who by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which previously to his name and address being entered on the register shall be duly served in the manner hereinbefore provided, upon the person from whom he derived his title to such share.

179. Any notice or document so advertised or sent by post to or left at the registered address of any member, in pursuance of these articles, shall, notwithstanding such member is then deceased, and whether or not the Company has notice of his decease, be deemed to have been served in respect of any registered shares, whether held solely or jointly with other persons by such member, until some other person is registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these articles be deemed a sufficient service of such notice or document on his or her heirs, executors or administrators and all persons, if any, jointly interested with him or her in any such share.

180. The signature to any notice to be given by the Company may be written or printed.

181. Where a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall unless it is otherwise provided, be counted in such number of days or other period.

INDEMNITY

182. Every director, manager, secretary, treasurer, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay all costs, losses and expenses which any director, manager, secretary, treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including travelling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

183. No director or other officer of the Company shall be liable for acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own dishonesty.

REMINDERS

184. The directors shall comply with all the provisions of the Act, including:

(1)	Keep an up to date Register of members (Section 42).

(2)	Keep a Register of directors and managers and sending to the Registrar a copy thereof and notify him of any change among its directors or managers (Section 98).

(3)	Keep an up to date Register of the holders of debentures (Section 111).

(4)	Send to the Registrar notice of consolidation of share capital, conversion of shares into stock and reconversion of stock into shares (Section 53).

(5)	Send notice to the Registrar of any redemption or purchase of Preference Shares (Section 50).

(6)	Send notice to the Registrar of increase of capital (Section 55).

(7)	Call a general meeting every year within the proper time (Section 83).

(8)	Send to the Registrar printed copies of special resolutions (Section 88).

(9)	File with the Registrar notice of situation of its Registered Office or of any change thereof (Section 79).

(10)	Keep at Registered Office proper minutes of all general meetings and directors’ meetings in books kept for this purpose (Section 89).

(11)	File a contract with the Registrar when shares are issued for a consideration other than cash (Section 109).

185. The directors shall also:

(a)	Obtain a certificate under the Corporations Registration Act on commencing business; and

(b)	File notice of Recognized Agent with Registrar under provisions of Corporations Registration Act.

PRIVATE COMPANY

186. To the end that the Company may qualify as a private company as that term is defined by the Securities Act (Nova Scotia),

(1)	In this Article 186, “prescribed securities” means the securities prescribed from time to time by the Nova Scotia Securities Commission for the purpose of the definition of private company under the Securities Act (Nova Scotia);

(2)	The right to transfer prescribed securities of the Company is restricted in that no prescribed security may be transferred without the previous consent of the Directors of the Company, expressed by a resolution passed by the Board of Directors or by a document in writing signed by a majority of the Directors;

(3)	The number of holders of prescribed securities of the Company, exclusive of persons who are in its employment or the employment of an affiliate and exclusive of persons who, having been formerly in the employment of the Company or an affiliate, were, while in that employment, and have continued after termination of that employment to own at least one prescribed security of the Company, is limited to not more than fifty, two or more persons or companies who are the joint registered owners of one or more prescribed securities of the Company being counted as one holder; and

(4)	The Company shall not distribute any of its prescribed securities or securities convertible into or exchangeable for prescribed securities to the public.

SECUNDA INTERNATIONAL LIMITED

(the “Company”)

SPECIAL RESOLUTION

BE IT RESOLVED as a Special Resolution within the meaning of the Companies Act (Nova Scotia) that the Articles of Association of the Company be amended by deleting the existing Article 60 and substituting the following Article therefor:

“60.	The directors on behalf of the Company may from time to time in their discretion:

(a)	Raise or borrow money for the purposes of the Company or any of them;

(b)	Secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or debentures stock of the Company secured by mortgage or otherwise or charged upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)	Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid;

(d)	Pledge debentures as security for loans;

(e)	Guarantee obligations of any person.”

CERTIFICATE

I, Donald MacLeod, Secretary of Secunda International Limited, hereby certify that the foregoing is a true copy of a Special Resolution dated the 17th day of August, 2004, signed by all of the Shareholders of the Company in the manner authorized by law and that such Special Resolution is now in full force and effect.

August 17, 2004
Date	Donald MacLeod, Secretary

SECUNDA INTERNATIONAL LIMITED

(the “Company”)

NOTICE PURSUANT TO SECTION 51(11)

OF THE COMPANIES ACT (NOVA SCOTIA)

TO:	Registry of Joint Stock Companies
9th Floor
1505 Barrington Street
Halifax, Nova Scotia
B3J 3K5

Re: Redemption	of One Hundred (100) Class B Preference Shares

The Company hereby gives notice pursuant to subsection 51(11) of the Companies Act (Nova Scotia) that on the date hereof, the Company redeemed One Hundred (100) of its Class B Preference Shares and paid as a redemption price therefor the sum of One ($0.01) Cent per Class B Preference Share, for an aggregate redemption price of One ($1.00) Dollar.

DATED this 3rd day of November, 2004.

Yours very truly,

SECUNDA INTERNATIONAL LIMITED

Per:

SECUNDA INTERNATIONAL LIMITED

(the “Company”)

NOTICE PURSUANT TO SECTION 51(11)

OF THE COMPANIES ACT (NOVA SCOTIA)

TO:	Registry of Joint Stock Companies
9th Floor
1505 Barrington Street
Halifax, Nova Scotia
B3J 3K5

Re: Redemption	of One Hundred (100) Class A Preference Shares

The Company hereby gives notice pursuant to subsection 51(11) of the Companies Act (Nova Scotia) that on the date hereof, the Company redeemed One Hundred (100) of its Class A Preference Shares and paid as a redemption price therefor the sum of Ten Thousand ($10,000.00) Dollars per Class A Preference Share, for an aggregate redemption price of One Million ($1,000,000.00) Dollars.

DATED this 3rd day of November, 2004.

Yours very truly,

SECUNDA INTERNATIONAL LIMITED

Per: